UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2018 (June 27, 2018)

LINN ENERGY, INC.

(Exact name of registrant specified in its charter)

Delaware	000-51719	81-5366183
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

600 Travis Street Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01	Other Events.

On June 27, 2018, Riviera Resources, LLC (“Riviera”), an indirect subsidiary of Linn Energy, Inc. (the “Company”), filed a Registration Statement on Form S-1 (File No. 333-225927), in connection with the Company’s planned distribution of all of the outstanding shares of common stock, par value $0.01 per share, of Riviera’s corporate successor, to the holders of the Company’s Class A common stock, par value $0.001 per share, on a pro rata basis.

As previously disclosed, on April 30, 2018, the Company entered into a second amendment (the “Second Amendment”) to its credit agreement, dated August 4, 2017, with Royal Bank of Canada, as administrative agent and the lenders and agents party thereto. A copy of the Second Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 10.1	Second Amendment, dated April 30, 2018, to Credit Agreement, dated August 4, 2017, by and among Linn Energy Holdco II LLC, as borrower, Linn Energy Holdco LLC, as parent, Linn Energy, Inc., as holdings, Royal Bank of Canada, as administrative agent, Citibank, N.A., as syndication agent, Barclays Bank PLC, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. and PNC Bank National Association, as co-documentation agents, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, INC.

Dated: June 27, 2018	By:	/s/ Candice J. Wells
		Name:	Candice J. Wells
		Title:	Senior Vice President, General Counsel and Corporate Secretary